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                                                                     EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Manville Corporation on Form S-8 (File No. 33-29389) and Form S-3 (File No. 33-43912) of our report dated February 6, 1995, on our audits of the consolidated financials statements and financial statement schedules of Manville Corporation as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which report is included in this Annual Report on Form 10-K.




/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.


Denver, Colorado
March 30, 1995